As filed with the Securities and Exchange Commission on December 14, 1998
                          Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                           BANKATLANTIC BANCORP, INC.
             (Exact name of registrant as specified in its charter)


           FLORIDA                                    65-0507804
           -------                                    ----------
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                 Identification No.)

     1750 East Sunrise Boulevard
      Fort Lauderdale, Florida                          33304
      ------------------------                          -----
(Address of principal executive offices)             (zip code)

            BANKATLANTIC BANCORP 1998 RESTRICTED STOCK INCENTIVE PLAN
            ---------------------------------------------------------
                            (Full title of the Plan)

                                  Alan B. Levan
                           BankAtlantic Bancorp, Inc.
                           1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                         ------------------------------
                     (Name and address of agent for service)

                                 (954) 760-5000
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                                 With a Copy To:
                             Alison W. Miller, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              Miami, Florida 33130
                                 (305) 789-3200


                         Calculation of Registration Fee

                                       Proposed       Proposed
                                        maximum        maximum
                         Amount        offering       aggregate     Amount of
Title of securities      to be           price        offering     registration
 to be registered     registered(1)   per share(2)     price(2)       fee(2)
===================== ==============  ============    ==========  ==============
Class A Common Stock,
par value $.01 per
share                      750,000       $6.00        $4,500,000     $1,251.00
===================== ==============  ============    ==========  ==============
(1) This Registration Statement shall also cover any additional shares of Class A Common Stock which may become issuable under the BankAtlantic Bancorp 1998 Restricted Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange as of a date within five business days preceding the date of filing of this Registration Statement.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents filed by BankAtlantic Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

                  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 13, 1998.

                  (2)      The Company's  Quarterly  Report on Form 10-Q for the
                           quarter   ended  March  31,  1998,   filed  with  the
                           Commission on May 15, 1998.

                  (3)      The Company's  Quarterly  Report on Form 10-Q for the
                           quarter   ended  June  30,   1998,   filed  with  the
                           Commission on August 14, 1998.

                  (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on November 16, 1998.

                  (5) The Company's Current Report on Form 8-K, filed with the Commission on March 19, 1998.

                  (6) The description of the Company's Class A Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 25, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3, filed on June 5, 1996 (Registration No. 333-05287)).

         4.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 13, 1998).

         4.3      Bylaws of the Company  (incorporated  by  reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-4, filed on May 5, 1994 (Registration No. 33-77708)).

         5        Opinion  of  Stearns  Weaver  Miller  Weissler   Alhadeff  &
                  Sitterson,  P.A.

         23.1     Consent  of  Stearns  Weaver  Miller  Weissler   Alhadeff  &
                  Sitterson, P.A. (included as part of Exhibit 5 above).

         23.2.    Consent of KPMG Peat Marwick LLP.

         25.1 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

Item 9.           Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)   To include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
























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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 14th day of December, 1998.

                                          BANKATLANTIC BANCORP, INC.



                                          By: /s/ Alan B. Levan
                                              ---------------------
                                              Alan B. Levan,
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                         DATE
---------                       -----                         ----

/s/ Alan B. Levan               Chairman of the Board,        December 14, 1998
---------------------------     President and
Alan B. Levan                   Chief Executive Officer


/s/ Frank V. Grieco             Senior Executive Vice         December 14, 1998
---------------------------     President and
Frank V. Grieco                 Chief Accounting Officer


/s/ John E. Abdo                Vice-Chairman of the          December 14, 1998
---------------------------     Board
John E. Abdo


/s/ Steven M. Coldren           Director                      December 14, 1998
---------------------------
Steven M. Coldren


/s/ Mary E. Ginestra            Director                      December 14, 1998
----------------------------
Mary E. Ginestra


                                Director
----------------------------
Bruno Di Giulian


/s/ Charlie C. Winningham,II    Director                      December 14, 1998
----------------------------
Charlie C. Winningham, II


/s/ Ben A. Plotkin                 Director                   December 14, 1998
----------------------------
Ben A. Plotkin


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